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                                                                     EXHIBIT 3.2



                                     BYLAWS

                                       OF

                             J. C. NICHOLS COMPANY


                              Offices and Records

          1.     Offices and Registered Agent.

                 (a) Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Missouri shall be such as shall be determined from time to time by the board of directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the corporation and the address of the business office of the registered agent shall be identical.

                 (b) Corporate Offices. The corporation may have such corporate offices anywhere within or without the State of Missouri as the board of directors from time to time may determine or the business of the corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the corporation may be fixed and so designated from time to time by the board of directors, but the location or residence of the corporation in Missouri shall be deemed for all purposes to be in the county in which its registered office in Missouri is maintained.

          2.     Records.

                 (a) Maintenance. The corporation shall keep at its registered office, or principal place of business, in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, minutes of proceedings of its shareholders and directors, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law.


                 (b) Inspection of Records. A shareholder, if he be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. A shareholder may delegate his right of inspection to an attorney or a certified or public accountant. A shareholder must, as a condition precedent to any inspection, agree that neither he nor his agent shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the board of directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized
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disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

          3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words: Corporate Seal--Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. If deemed advisable by the board of directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the corporation.

                             Shareholders' Meetings

          4. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the corporation in Missouri, except such meetings as the board of directors to the extent permissible by law expressly determine may be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, as the board of directors determine, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote thereat.

          5.     Meetings.

                 (a) Annual Meetings. The annual meeting of shareholders shall be held at 10:00 a.m., local time, on the fourth Monday in April of each year, or on such other date or at such other time as the board of directors may determine by resolution. The purpose of the annual meeting shall be to elect directors and transact such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

                 (b) Special Meetings. Special meetings of the shareholders may be held for any purpose or purposes and may be called by the chairman of the board, by the president, by the secretary, by the board of directors, or by shareholders upon the written request of the holders of not less than one-fifth (1/5) of all outstanding shares entitled to vote at any such meeting, and notice of any duly called meeting shall be given by any officer directed to do so by the board of directors.

                 (c) Consent of Shareholders in Lieu of Meeting. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action so taken. Such consent shall have the same force and effect of a meeting duly held and may be stated as such in any certificate or document filed under the General and Business Corporation Law of Missouri. The secretary shall file such consents with the minutes of the meetings of the shareholders.





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          6.     Procedural Matters.

                 (a) Notice. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, by or at the direction of the chairman of the board, president, or secretary, either personally or by mail, not less than ten (10) days or more than seventy (70) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.

                 (b) Shareholder Proposals. Whenever any shareholder intends to take action to bring a matter to a vote at a meeting of the shareholders, such shareholder shall provide notice of such matter and the purpose or purposes thereof to the Chairman of the Board, President, or Secretary, either personally or by mail not less than one-hundred and fifty
(150) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. Any notice from a shareholder to the corporation sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the Chairman of the Board, President, or Secretary at his address at the executive offices of the corporation.

                 (c) Shareholder Nomination of Directors. Shareholder nominations of board of director candidates shall be made in writing to the Chairman of the Board at the executive offices of the corporation not less than sixty (60) days prior to the regular scheduled date of the annual meeting. Such nomination shall include all information necessary to comply with Federal securities laws and shall contain the written consent of the nominee.

                 (d) Waiver of Notice. Whenever any notice is required to be given under the provisions of these bylaws, or of the articles of incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


                 (e) Conduct of Meetings. The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings. The board of directors, or, if the board fails to act, the shareholders, may appoint any stockholder, director or officer of the corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all Vice Presidents. The Secretary of the corporation, or in his absence the Assistant Secretary, shall act as Secretary of all meetings of shareholders, but, in the absence of the Secretary and Assistant Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting. The board of directors of the corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in





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the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting; (3) limitation on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; (5) whether the election of directors shall be by written ballot; and
(6) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         7.      Business of Meetings.

                 (a) Business which may be Transacted at Annual meetings. At each annual meeting of the shareholders, the shareholders shall elect one-third of the total number of the full board of directors. Such individuals shall hold office for a three year term ending after the annual meeting held in the third year after the year of election and after their successors shall have been elected and qualified and shall elect to serve. In addition the shareholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

                 (b) Business which may be Transacted at Special Meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat.


         8. Quorum. Except as otherwise may be provided by law or by the articles of incorporation, the holders of a majority of the outstanding shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the articles of incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice to any shareholder other than announcement at the meeting, to a specified date not longer than 90 days after such adjournment. At any subsequent session of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

         9.      Voting.

                 (a) Proxies. At any meeting of the shareholders, every shareholder entitled to vote at such meeting may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the





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meeting and voting in person or by filing a written revocation or another duly executed proxy bearing a later date with the secretary of the corporation.

                 (b) Votes per Share. Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the articles of incorporation and which is registered in his name on the books of the corporation, but in the election of directors, cumulative voting shall prevail. Accordingly, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and he may cast the whole number of such votes for one candidate or distribute them among two or more candidates. Directors shall not be elected in any other manner, unless such cumulative voting be unanimously waived by all shareholders present.

                 No person shall be permitted to vote any shares belonging, hypothecated or pledged to the corporation.

                 (c) Registered Shareholders--Exceptions--Stock Ownership Presumed. If the board of directors shall not have closed the transfer books of the corporation and there shall be no date fixed by the board of directors or by statute for the determination of its shareholders entitled to vote, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall stand on the transfer books at the time of the meeting. The corporation shall be entitled to treat the holders of the shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation, as the holders of record and as the holders and owners in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "shareholder" as used in these bylaws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law,

         (i) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

         (ii) shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy; and shares standing in the name of a guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name;

         (iii) shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed; or

         (iv) except as limited by paragraph 9(b), a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         10. Shareholders' Lists. A complete list of the shareholders entitled to vote at each meeting





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of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at the registered office of the corporation in Missouri and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

         Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

                                   Directors

         11. Directors--Number. The number of directors to constitute the board of directors shall be as is provided from time to time in the articles of incorporation. Directors need not be shareholders unless the articles of incorporation at any time so require.

         Advisory directors may be appointed by the Chairman to serve for an indefinite period of time at the discretion of the Chairman.

         12. Class of Directors. The board of directors shall be divided equally into three classes, the directors in each class shall be elected for a three year term, and only one class of directors shall be elected at each annual meeting of the shareholders. At each annual meeting, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office until such director's successor shall have been elected and qualified. Directors need not be residents of Missouri or shareholders of the corporation. Each director, upon election, shall qualify by accepting the office of director and such person's attendance at, or written approval of the minutes of, any meeting of the board of directors held subsequent to election shall constitute acceptance.

         13. Powers of the Board. The property and business of the corporation shall be controlled and managed by the directors, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the articles of incorporation or these bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its power, privileges and franchises, and to seek the effectuation of its objects and purposes.

         14. Meetings of the Newly Elected Board--Notice. The newly elected members of the board and those members of the board who continue in office shall meet (i) at such time and place, either within or without the State of Missouri, as shall be suggested or provided for by resolution of the shareholders at the annual meeting and no notice of such meeting shall be necessary to such directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so suggested or provided for by resolution of the shareholders or if a quorum shall not be present, the members of such board may meet at such time and place as shall be consented to in writing by a majority of the directors, provided that written or printed notice of such meeting shall be communicated to each of the other





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directors in the same manner as provided in paragraph 16 of these bylaws with respect to the giving of notice for special meetings of the board except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, the members of such board may meet at such time and place as shall be consented to in writing by a majority of the directors, which consent shall be deemed to exist for those directors attending such meeting.

         15. Regular Meetings--Notice. Regular meetings of the board or any committee thereof may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full board of directors in the case of the board or, in the case of a committee of the board, by resolution adopted by the respective committee. Any business may be transacted at a regular meeting.

         16. Special Meetings--Notice. Special meetings of the board may be called at any time by the chairman of the board, the president, any vice president or the secretary, or by any one or more of the directors. Special meetings of any committee of the board may be called at any time by the chairman of the committee or by any one or more of the members of the committee. The place may be within or without the State of Missouri as designated in the notice.

         Written or printed notice of each special meeting of the board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least five (5) days before the day on which the meeting is to be held, or shall either be sent to him by electronic or facsimile transmission or be hand delivered, in either case during regular and customary business hours at least one full business day in advance of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon, addressed to the director at his residence or usual place of business. If notice be given by delivery, such notice shall be deemed to be delivered when the same is delivered by hand. If notice is given by electronic or facsimile transmission, such notice shall be deemed to be delivered when transmitted as set forth above to the director at his residence or usual place of business.

         Written or printed notice of each special meeting of a committee of the board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each member of the committee at least five
(5) days before the day on which the meeting is to be held, or shall either be sent to him by electronic or facsimile transmission or be hand delivered, in either case during regular and customary business hours at least one full business day in advance of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon, addressed to the member of the committee at his residence or usual place of business. If notice be given by delivery, such notice shall be deemed to be delivered when the same is delivered by hand. If notice is given by electronic or facsimile transmission, such notice shall be deemed to be delivered when transmitted as set forth above to the member of the committee at his residence or usual place of business.

         "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

         17. Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of these bylaws, or of the articles of incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of such





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meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         18. Quorum. At all meetings of the board, a majority of the full board of directors shall, unless a greater number as to any particular matter is required by the articles of incorporation or these bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present, except as may be otherwise specifically provided by statute, the articles of incorporation, or these bylaws, shall be the act of the board of directors.

         19. Vacancies and Newly Created Directorships. Vacancies on the board of directors and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Shareholders may only fill a vacancy created by the resignation of a director, and may only fill such vacancy at the annual meeting of shareholders at which such director would have been required to stand for re-election.

         20. Telephone Meeting and Attendance By Telephone. Members of Board of directors or any committee of the board of directors may participate in any meeting of the Board of directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         21. Action Without A Meeting. Any action which is required to be or may be taken at a meeting of the board of directors or any committee of the board of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors or of the committee members as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting held, and may be stated as such in any certificate or document filed under the General Business and Corporation Law of Missouri. The secretary shall file the consents with the minutes of the meetings of the board of directors or of the committee as the case may be.

         22.     Indemnification of Officers and Directors.

                 (a) Indemnification of Directors and Officers Against Liabilities and Expenses in Actions. Subject to Section (b), the corporation shall indemnify any person who is or was a director or officer of the corporation who is or was a party, or is threatened to be made a party:

                          (i) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; or

                          (ii) to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor,

by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.





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Notwithstanding, the corporation may in its discretion, by action of its board of directors, grant indemnification to employees and agents of the corporation to the extent provided for in this bylaw.

                 (b) Limits of Indemnification: No indemnification shall be made to any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The corporation may in its discretion, by action of its board of directors, deny to any person the indemnity provided in this bylaw in the event that such person fails to notify the corporation within a reasonable period of time of the commencement of any action, suit or proceeding or threat thereof, is to be made against the corporation. The failure of such person to so notify the corporation shall not relieve the corporation from any liability which it may otherwise have under Mo. Rev. Stat. 351.355, or under any other bylaw, any agreement or otherwise. The corporation shall be entitled to participate in any such action, suit, or proceeding at its own expense and may employ its own counsel.

                 (c) Advancement of Expenses: Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as provided in this bylaw.

                 (d) Nonexclusive Right: The indemnification and advancement of expenses provided by this bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any other bylaw or any agreement, vote of the shareholders or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding the office of director or officer. The corporation is hereby expressly authorized by the shareholders to enter into agreements with its present and future directors and officers which provide further indemnification as granted pursuant to this bylaw. Any such agreement providing for further indemnity entered into pursuant to this bylaw after the date of approval of this bylaw by the corporation's shareholders need not be further approved by the shareholders of the corporation to be fully effective and enforceable. Such indemnification (whether by agreement or otherwise) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                 (e) Liability to corporation: No director or officer of the corporation shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by such person as a director or officer of the corporation, or of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) which such person serves as a director, officer, employee or agent at the request of the corporation, if such person:

                          (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or


                          (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for another corporation, partnership, joint venture, trust or other enterprise or upon statements made or information furnished by directors, officers, employees or agents of the corporation,





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                                  or of another corporation, partnership,
                                  joint venture, trust or other enterprise
                                  (including employee benefit plans) which such person had no reasonable grounds to disbelieve.


         23. Removal of Directors. Notwithstanding the foregoing, a director may be removed by the affirmative vote of the holders of a majority of the shares of the corporation, or such greater number of shares as may be required by law, at an annual meeting or any special meeting called for that purpose. In addition, a director may be removed by the affirmative vote of a majority of the entire board of directors if, in the opinion of the board based on its knowledge at the time, such director has: (i) violated the fiduciary duties of such director to the corporation and its shareholders, (ii) engaged in self-dealing or other interested transactions without fully informing the board of those transactions, or (iii) personally engaged in any conduct or transactions involving corporate property that were not fully disclosed to the board and were not fair to the corporation.

         24. Board Committees. The board of directors may, by resolution or resolutions adopted by a majority of the whole board of directors, designate an executive committee, such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation; provided, however, that the designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. The board of directors may, by resolution or resolutions adopted by a majority of the whole board of directors, designate a compensation committee and an audit committee, each such committee to consist of two or more directors of the corporation. The audit committee shall have responsibility for working with the accounting firm retained by the corporation to review the annual financial statements of the corporation and related management letter and for periodic review with the chief financial officer of the corporation of the financial performance of the corporation. The compensation committee shall be responsible for at least annual review of the compensation for the chief executive officer, chief financial officer and any senior vice president of the corporation.

         Each committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for any committee if the committee so requests.

         In addition to the committees specifically provided for in these bylaws, the board of directors, by resolution adopted a majority of the whole board of directors, may designate and appoint two (2) or more directors to constitute any other committee. Persons other than directors may be designated to serve in an advisory capacity to any such committee. Each such committee, to the extent provided in the resolution, shall have and may exercise all of the authority provided in the resolutions designating and appointing any such committee, or reasonably inferred therefrom, and the board of directors; provided, however, that the designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any members thereof, of any responsibility imposed upon it or him by law. The board of directors may also, by resolution adopted by a majority of the whole board of directors, from time to time appoint special advisory committees, the member of which may but need not be Directors and which shall serve at the pleasure of the board of directors, which shall have such authority as may be conferred by the board of directors and shall report and make recommendations to the board of directors with respect to specified subjects.

         25. Compensation of Directors and Committee Members. Directors and members of all committees of the board shall not receive any stated salary for their services as such, but by resolution of the board, a fixed sum and expenses of attendance, paid in cash, stock or other securities of the corporation or such other consideration as the board may select, if any, may be allowed for attendance at each regular or special meeting of the board or committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                                    Officers

         26.     (a)      Officers--Who Shall Constitute.  The officers of the
corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries, and one or more assistant treasurers. The board shall elect or appoint a president and secretary at its first meeting after each annual meeting of the shareholders. The board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a president and a secretary. The board may, if it desires, designate any vice president as an executive or senior vice president and may further identify or describe any one or more of such officers.

                 The officers of the corporation need not be members of the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

                 An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board may also require of such person his written acceptance and promise to faithfully discharge the duties of such office.

                 (b) Term of Office and Vacancies. Each officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal by the board, whichever first occurs. In any event, the term of office of each officer of the corporation holding his office at the pleasure of the board shall terminate at the annual meeting of the board next succeeding his election or appointment and at which any officer of the corporation is elected or appointed, unless the board provides otherwise at the time of his election or appointment. Any vacancy occurring in the office of president or secretary of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting and any vacancy occurring in any other office may be filled for the unexpired portion of the term by the president.

                 (c) Other Agents. The board from time to time may also appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

         27. Removal and Resignation. Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the corporation may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, then upon the receipt of the notice. The acceptance of such resignation shall not be necessary to make it





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

effective. Such resignation shall be without prejudice to the contract rights, if any, of the corporation.

         28. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board, the president, or a committee. Salaries and compensation of all appointed officers and agents, and of all employees of the corporation, may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or by such other officer or officers as may be empowered by the board of directors to do so.

         29. Delegation of Authority to Hire, Discharge and Designate Duties. The board from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

         30. The Chairman of the Board. If a chairman of the board be elected or appointed, he shall, preside at all meetings of the shareholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine.

         31. The President. Unless the board otherwise provides, the president shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the board. The president, in the absence of the chairman of the board, or if there be no chairman of the board, shall preside at all meetings of the shareholders and directors.

         The president may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation.

         Unless the board otherwise provides, the president, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such shares owned by this corporation.

         He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

         If a chairman of the board be elected or appointed and designated as the chief executive officer of the corporation, as provided in paragraph 29 of these bylaws, the president shall perform such duties as may be specifically delegated to him by the board of directors and as are conferred by law exclusively upon him, and in the absence, disability or inability to act of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board.

         32. Vice Presidents. The vice presidents, in the order of their seniority, as determined by the board, shall, in the absence, disability or inability to act of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall from time to time prescribe.

         33. The Secretary and Assistant Secretaries. The secretary shall attend all sessions of the board and, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the executive and other standing committees when requested by the board or any such committee to do so.

         He shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or some office of the corporation in Missouri, or elsewhere, are so maintained.

         He shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

         He shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

         He shall have the general duties, powers and responsibilities of a secretary of a corporation.

         Any assistant secretary, in the absence, disability or inability to act of the secretary, may perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

         34. The Treasurer and Assistant Treasurers. The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board of directors.

         He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

         He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

         He shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

         If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

         Any assistant treasurer, in the absence, disability or inability to act of the treasurer, may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

         35. Duties of Officers May Be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board of directors concurs therein.

                                Shares of Stock

         36. Payment for Shares of Stock. The corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares.

         37. Certificates for Shares of Stock. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a transfer agent or a transfer clerk who signs such certificates, the signatures of any of the other officers above mentioned may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

         38. Transfers of Shares--Transfer Agent--Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the secretary or of a transfer agent or transfer clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent or transfer clerk, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable, but until and unless the board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment thereafter until a new appointment is similarly made), the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by him, shall perform all the duties thereof.

         39. Closing of Transfer Books. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding seventy (70) days preceding the date of any meeting of the shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books, or such record date fixed as aforesaid.

         40. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and the transfer agent and the registrar of such stock, if any, in such sum as the board of directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the board it is proper so to do.

         41. Regulations. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation, not inconsistent with the laws of Missouri, the articles of incorporation or these bylaws.

                                    General

         42. Fixing of Capital--Transfers of Surplus. Except as may be specifically otherwise provided in the articles of incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

         (i) the determination of what part of the consideration received for shares of the corporation shall be stated capital,

         (ii)    increasing stated capital,

         (iii)   transferring surplus to stated capital,

                        (iv) the consideration to be received by the corporation for its shares, and

                        (v)     all similar or related matters;

provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

         43. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the articles of incorporation and of any applicable law, may be declared by the board of directors at any meeting. Dividends may be paid in cash, in property, or in shares of the corporation's stock.

         Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

         44. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time deems proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any other purpose deemed by the board to be conducive to the interests of the corporation, and the board may abolish any such reserve in the manner in which it was created.

         45. Checks. All checks and similar instruments for the payment of money shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. If no such designation is made, and unless and until the board otherwise provides, the president and secretary or the president and treasurer, shall have power to sign all such instruments for, in behalf and in the name of the corporation which are executed or made in the ordinary course of the corporation's business.

         46. Fiscal Year. The board of directors shall have power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

         47. Directors' Annual Statement. The board of directors may present at each annual meeting, and when called for by vote of the shareholders, shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

         48. Amendments. The bylaws of the corporation may from time to time be suspended, repealed, amended or altered, or new bylaws may be adopted, in the manner provided in the articles of incorporation.





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
                                 CERTIFICATE

        I, the undersigned, hereby certify that the foregoing bylaws are the duly authorized bylaws of the Corporation and hereby further certify that the foregoing constitute the bylaws of said Corporation effective as of 5/15/97.



                                                 /s/ Price A. Sloan,
                                                 -------------------------------
                                                 Price A. Sloan,
                                                 Secretary















                                      17